UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2018

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15115 Park Row Blvd, Suite 300 Houston, Texas		77084-4947
(Address of principal executive offices)		(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company  ☐

If an emerging growth, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 17, 2018, the board of directors (the “Board”) of RigNet, Inc. (the “Company”) unanimously voted to increase the size of the Board from nine to ten directors and, upon the recommendation of the Corporate Governance and Nominating Committee, appointed Gail Smith to fill the resulting vacancy. Ms. Smith will also serve on the Board’s Corporate Governance and Nominating Committee.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount exceeds $120,000 and in which Ms. Smith had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Smith and the Company or any other person pursuant to which she was selected as a director of the Company

As a director, Ms. Smith will participate in the standard non-employee director compensation arrangements described on pages 14 through 15 of the Company’s 2017 Proxy Statement, filed with the Securities and Exchange Commission on April 3, 2017. Ms. Smith has directed that her non-employee director cash compensation be paid to her through her private limited liability company, Cascade Dynamics SPRLu. In addition, Ms. Smith and the Company will enter into the Company’s standard indemnification agreement, a form of such agreement was filed as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on December 14, 2017.

A copy of the press release in which Ms. Smith’s appointment was announced is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release by RigNet, Inc., dated January 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

Date: January 10, 2018	By:	/s/ Brad Eastman
	Name:	Brad Eastman
	Title:	Senior Vice President & General Counsel